EXHIBIT 32.2

                                  CERTIFICATION
      PURSUANT TO SECTION 13A-14(B) OF THE SECURITIES EXCHANGE ACT OF 1934
                           AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Peak Entertainment Holdings, Inc. (the "Company") on Form 10-QSB for the quarterly period ended March 31, 2004, as filed with the Securities and Exchange Commission on the date therein specified (the "Report"), the undersigned, Nicola Yeomans, as Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Nicola Yeomans
---------------------------
Nicola Yeomans
Principal Financial Officer
Date:  June 7, 2004

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.